UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2020 (August 12, 2020)

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	ADC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 17, 2020, Agree Limited Partnership (the “Issuer”), a Delaware limited partnership and subsidiary of Agree Realty Corporation, a Maryland corporation (the “Parent Guarantor”), completed an underwritten public offering of $350,000,000 aggregate principal amount of its 2.900% Notes due 2030 (the “Notes”).

The Notes are fully and unconditionally guaranteed (the “Guarantee”) by the Parent Guarantor and certain wholly owned subsidiaries of the Issuer that guarantee the Issuer’s debt or the debt of any other guarantor (the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”). The terms of the Notes are governed by an indenture, dated as of August 17, 2020 (the “Base Indenture”), by and among the Issuer, the Parent Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by an officer’s certificate, dated as of August 17, 2020, by and among the Issuer, the Parent Guarantor and the Trustee (the “Indenture Officer’s Certificate” and, together with the Base Indenture, the “Indenture”). The Indenture contains various restrictive covenants, including limitations on the ability of the Guarantors and the Issuer to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. Copies of the Base Indenture, the Indenture Officer’s Certificate, the form of Note and the form of Guarantee, the terms of which are hereby incorporated herein by reference, are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K (this “8-K”).

The purchase price paid by the underwriters for the Notes was 99.277% of the principal amount thereof. The Notes are the Issuer’s senior unsecured obligations and rank equally in right of payment with all of the Issuer’s other existing and future senior unsecured indebtedness. The Notes are effectively subordinated in right of payment to: (i) all of the Issuer’s and any Guarantor’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness); (ii) all existing and future indebtedness and other liabilities, whether secured or unsecured of the Issuer’s subsidiaries that are not Subsidiary Guarantors and of any entity accounted for under the equity method of accounting; and (iii) all preferred equity not owned by the Issuer, if any, in its subsidiaries that are not Subsidiary Guarantors and in any entity accounted for under the equity method of accounting. The Notes bear interest at 2.900% per annum. Interest is payable on April 1 and October 1 of each year, beginning April 1, 2021, until the Notes’ maturity date of October 1, 2030.

Prior to July 1, 2030, the Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to the greater of:

•	an amount equal to 100% of the principal amount of the Notes to be redeemed; and
•	a make-whole premium as defined in and calculated in accordance with the Indenture;

plus accrued and unpaid interest, if any, to but excluding the redemption date.

Notwithstanding the foregoing, if any of the Notes are redeemed on or after July 1, 2030 (three months prior to the maturity date of the Notes), the redemption price will equal 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, up to, but not including, the redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	default for 30 days in the payment of any installment of interest under the Notes;
•	default in the payment of the principal amount or premium, if any, due with respect to the Notes, when the same becomes due and payable;
•	failure by the Issuer or any Guarantor to comply with any of the Issuer’s or any Guarantor’s respective other agreements in the Notes or the Indenture with respect to the Notes upon receipt by the Issuer of notice of such default by the Trustee or by holders of not less than 25% in aggregate outstanding principal amount of the Notes then outstanding and the Issuer’s failure to cure (or obtain a waiver of) such default within 60 days after the Issuer receives such notice;

•	failure to pay any debt (other than non-recourse debt) (a) of the Issuer, the Parent Guarantor or any Material Subsidiary (as defined in the Indenture) or any entity of which the Issuer is the general partner or managing member, and (b) in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which debt is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from holders of at least 25% in outstanding principal amount of the Notes);
•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Issuer, the Parent Guarantor or any Material Subsidiary or all or substantially all of their respective property; and
•	the Guarantee of any Guarantor is not (or is claimed by any Guarantor in writing to the Trustee not to be) in full force and effect (other than in accordance with the terms of the Indenture) with respect to the Notes.

The description of the Indenture in this 8-K is a summary and is qualified in its entirety by the terms of the Indenture.

Item 8.01	Other Events.

On August 12, 2020, the Issuer and the Guarantors entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule I attached thereto (the “Underwriters”), relating to the underwritten public offering of $350,000,000 aggregate principal amount of the Notes.

The offering closed on August 17, 2020 and resulted in net proceeds to the Parent Guarantor of approximately $346.7 million, after deducting the underwriting discount and the estimated offering expenses payable by the Issuer. The Notes were offered pursuant to (i) the shelf registration statement on Form S-3 (File No. 333-238729) which became effective upon filing with the Securities and Exchange Commission (the “Commission”) on May 27, 2020, as amended by the post-effective amendment filed with the Commission on August 12, 2020, (ii) the base prospectus dated May 27, 2020 and (iii) the prospectus supplement dated August 12, 2020, which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 to this 8-K and is hereby incorporated herein by reference. The summary of the Underwriting Agreement set forth above is qualified in its entirety by reference to Exhibit 1.1. In connection with the filing of the prospectus supplement, an opinion of the Issuer’s and Guarantors’ counsel regarding the validity of the Notes and related Guarantee is filed with this 8-K as Exhibit 5.1, an opinion of Parent Guarantor’s counsel regarding certain Maryland law issues is filed with this 8-K as Exhibit 5.2, and an opinion of counsel to Agree St Petersburg, LLC, a Subsidiary Guarantor, regarding certain Florida law issues is filed with this 8-K as Exhibit 5.3.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Description

1.1	Underwriting Agreement, dated August 12, 2020, by and among the Issuer, the Guarantors and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.
4.1	Indenture, dated as of August 17, 2020, among the Issuer, the Parent Guarantor and the Trustee.
4.2	Indenture Officer’s Certificate, dated as of August 17, 2020, among the Issuer, the Parent Guarantor and the Trustee.
4.3	Form of Global Note for 2.900% Notes due 2030 (included in Exhibit 4.2).
4.4	Form of Guarantee by and among the Issuer, the Guarantors and the Trustee (included in Exhibit 4.2)
5.1	Opinion of Honigman LLP as to the validity of the Notes and the Guarantee.
5.2	Opinion of Ballard Spahr LLP regarding Maryland law issues.
5.3	Opinion of Lewis Brisbois Bisgaard & Smith LLP regarding Florida law issues.
23.1	Consent of Honigman LLP (included in Exhibit 5.1).
23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.2).
23.3	Consent of Lewis Brisbois Bisgaard & Smith LLP (included in Exhibit 5.3).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Date: August 17, 2020	By:	/s/ Clayton R. Thelen
Clayton R. Thelen
Chief Financial Officer and Secretary